UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): July 26, 2018

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37703	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 N. Orlando Avenue, Suite 200 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On July 26, 2018, IZEA, Inc. (“IZEA”) completed its merger with TapInfluence, Inc. (“TapInfluence”), pursuant to the terms of the Agreement and Plan of Merger, dated as of July 11, 2018 (the “Merger Agreement”), by and among IZEA, IZEA Merger Sub, Inc., TapInfluence, certain stockholders of TapInfluence and the stockholders’ representative, as amended by Amendment No. 1 thereto, dated as of July 20, 2018. The Merger Agreement was previously described in the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2018.
At closing, IZEA paid to TapInfluence stockholders the sum of $1,500,000 less an estimated closing working capital adjustment of negative $181,633 in cash, and issued 1,150,000 shares of IZEA common stock valued at $1,759,500 based on the $1.53 closing market price of IZEA's common stock on July 26, 2018. IZEA will pay TapInfluence stockholders an additional $4,500,000 in the form of cash, common stock or a combination thereof, at IZEA’s option, in two installments - $1,000,000 six months after the closing date and $3,500,000 twelve months after the closing date of the merger. Stock issuances, if any, will be determined based on the 30 trading day volume-weighted average price per share of IZEA common stock prior to the payment date. Future cash payments and stock issuances may be withheld from the six month or twelve month payment for post closing working capital adjustments and to satisfy indemnifiable claims made by IZEA with respect to any misrepresentations or breaches of warranty under the Merger Agreement by TapInfluence or the stockholders of TapInfluence within 12 months after the closing date of the merger.
The Merger Agreement for the transaction was included as an exhibit to the Current Report on Form 8-K filed with the SEC on July 12, 2018.

On July 20, 2018, the parties entered into Amendment No. 1 to the Merger Agreement to provide, among other things, (i) that a portion of the fee owed by TapInfluence to Mooreland Partners LLC, its financial advisor, in connection with the closing will be paid in IZEA common stock at closing and a portion of such fee will be deferred until payment of the deferred payments and (ii) for updates to the parties’ disclosure schedules.

IZEA announced the closing of the merger in a press release issued on July 27, 2018, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01.    Financial Statements and Exhibits.
(a)    Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), the financial statements of TapInfluence, Inc. shall be provided not later than October 9, 2018.
(b)    Pro Forma Financial Information.  In accordance with Item 9.01(b), the pro forma financial information shall be provided not later than October 9, 2018.
(d)    Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of July 11, 2018, by and among IZEA, Inc., IZEA Merger Sub, Inc., TapInfluence, Inc., certain stockholders of TapInfluence, Inc. and the stockholders’ representative (Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the SEC on July 12, 2018).

2.2
Amendment No. 1 to Agreement and Plan of Merger, dated as of July 20, 2018, by and among IZEA, Inc., IZEA Merger Sub, Inc., TapInfluence, Inc., certain stockholders of TapInfluence, Inc. and the stockholders’ representative.

99.1	Press release issued by IZEA, Inc. on July 27, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: July 30, 2018	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer